As filed with the Securities and Exchange Commission on November 15, 1996

                       Registration No. 33-

          SECURITIES AND EXCHANGE COMMISSION
                Washington, DC  20549


          REGISTRATION STATEMENT ON FORM S-8
           UNDER THE SECURITIES ACT OF 1933


                AMTRUST CAPITAL CORP.
   (Exact name of registrant as specified in its
                      charter)

Delaware                      35-1940250
(State or other jurisdiction  (I.R.S. Employer
of incorporation or           Identification No.)
organization)

20 West Fifth Street, Peru, Indiana     46970
(Address of principal executive offices)(Zip Code)

                AMTRUST CAPITAL CORP.
            RECOGNITION AND RETENTION PLAN
               (Full title of the plan)


                  Gary A. Lax, P.C.
           Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
                    Suite 700 East
              1100 New York Avenue, N.W.
             Washington, D.C.  20005-3934
       (Name and address of agent for service)

                    (202) 414-6100
 (Telephone number, including area code, of agent for service)

             CALCULATION OF REGISTRATION

                       Proposed  Proposed   Amount
Title of    (1)        maximum   maximum    of
securities  Amount     offering  aggregate  regist-
to be       to be      price     offering   ration
registered  registered per share price      Fee

Common
Stock, par
value $.01  23,202
per share   shares  $10.00(2)   $23,020(2) $71,00(2)


(1)Pursuant to Rule 416 under the Securities Act of
1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2)Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee.
The proposed maximum offering price per share represents the average of the bid and ask prices of $10.00 per share of that class on the Nasdaq Small-Cap
Market on November 11, 1996.

                        PART I
 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


       The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the AmTrust Capital Corp.
Recognition and Retention Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Securities Act").

       Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration
Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section
10(a) of the Securities Act.

                       PART II
        INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Certain Documents by
Reference.

       The following documents previously or
concurrently filed by AmTrust Capital Corp. (the
"Company") with the Commission are hereby incorporated by reference in this Registration
Statement:

(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 (File
       No. 0-25484) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)    all other reports filed by the Company
       pursuant to Section 12 or 15(d) of the
       Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on October 21, 1996;

(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration
       Statement on Form 8-A (File No. 0-25484)
       filed with the Commission on February 2, 1995 and all amendments or reports filed for the purpose of updating such description.

       All documents subsequently filed by the
Company with the Commission pursuant to Sections
13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

       The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents
(unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Jami
L. Cornish, Treasurer and Chief Financial Officer,
AmTrust Capital Corp., 20 West Fifth Street, Peru,
Indiana 46970, telephone number (317) 472-1991.

       All information appearing in this
Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

       Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not Applicable.

Item 6.  Indemnification of Directors and Officers.

       Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article
ELEVENTH also provides for the authority to purchase insurance with respect thereto.

       Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

       Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or
(iii) by the stockholders.

       Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

       Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7.  Exemption from Registration Claimed.

       Not Applicable.

Item 8.  Exhibits.

                                     Page Number in
                                      Sequentially
Regulation                              Numbered
S-B Exhibit                           Registration
Number         Document                  Statement

  4   Instruments Defining the Rights
      of Security Holders, Including
      Indentures:

      Certificate of Incorporation of
      AmTrust Capital Corp.                   *

      Bylaws of AmTrust Capital Corp.         *

      Specimen form of common stock
      certification of AmTrust Capital
      Corp.                                   *

      AmTrust Capital Corp. Recognition
      and Retention Plan and form of     Attached as
      Restricted Stock Agreement         Exhibit 4

   5  Opinion of Silver, Freedman &      Attached as
      Taff, L.L.P.                       Exhibit 5

  23  Consent of Experts and Counsel:

      Consent of Silver, Feedman &      Attached as
      Taff, L.L.P.                      Exhibit 23.1

      Consent of Geo. S. Olive &        Attached
      Co.LLC                            Exhibit 23.2

  24  Power of Attorney                Contained on
                                      Signature Page


*Filed as exhibits to the Registrant's Registration
Statement on Form S-1 (File No. 33-87580) filed with the Commission on December 19, 1994 pursuant to
Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B

Item 9.  Undertakings.

(a)    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peru, Indiana on November 15, 1996.


                      AMTRUST CAPITAL CORP.


                      By:  /s/ Bruce M. Borst
                           Bruce M. Borst, President, Chief
                           Executive Officer and Director
                           (Duly Authorized Representative)


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce M. Borst his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Kenneth L. Hasselkus        /s/ Bruce M. Borst
Kenneth L. Hasselkus, Chairman  Bruce M. Borst, President, Chief
of the Board                    Executive and Director (Principal
                                Executive and Operating Officer)

November 15, 1996               November 15, 1996


/s/ Dean H. Hartley             /s/ Roderic E. Daniels
Dean H. Hartley, Director       Roderic E. Daniels, Director

November 15, 1996               November 15, 1996


/s/ Thomas A. Kirk              /s/ Jami L. Cornish
Thomas A. Kirk, Director        Jami L. Cornish, Treasurer and
                                Chief Financial Officer (Principal
                                Financial and Accounting Officer)

November 15, 1996               November 15, 1996

          SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549










                       EXHIBITS


                          TO


          REGISTRATION STATEMENT ON FORM S-8



                        UNDER


              THE SECURITIES ACT OF 1933










                AMTRUST CAPITAL CORP.

                    EXHIBIT INDEX

                                     Page Number in
                                      Sequentially
Regulation                              Numbered
S-B Exhibit                           Registration
Number      Document                    Statement

      Certificate of Incorporation of
      AmTrust Capital Corp.                   *

      Bylaws of AmTrust Capital Corp.         *

      Specimen form of common stock
      certification of AmTrust Capital
      Corp.                                   *

   4  AmTrust Capital Corp. Recognition
      and Retention Plan and form of
      Restricted Stock Agreement         Page ___

   5  Opinion of Silver, Freedman &
      Taff, L.L.P.                       Page ___

 23.1 Consent of Silver, Feedman &
      Taff, L.L.P.                       Page ___

 23.2 Consent of Geo. S. Olive &
      Co.LLC                             Page ___

 24   Power of Attorney                Contained on
                                      Signature Page


*Filed as exhibits to the Registrant's Registration
Statement on Form S-1 (File No. 33-87580) filed with the Commission on December 19, 1994 pursuant to
Section 5 of the Securities Act of 1933 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B

EXHIBIT 4

                AMTRUST CAPITAL CORP.

            RECOGNITION AND RETENTION PLAN


   1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining executive officers and directors of the Corporation and its Affiliates.

   2. Definitions. The following definitions are applicable to the Plan:

   "Award" - means the grant of Restricted Stock by the Committee, as provided in the Plan.

   "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

   "Bank" - means AmericanTrust Federal Savings
Bank, a savings institution and its predecessors and successors.

   "Code" - means the Internal Revenue Code of
1986, as amended.

   "Committee" - means the Committee referred to in
Section 6 hereof.

   "Continuous Service" - means the absence of any interruption or termination of service as a director, emeritus director, advisory director, executive officer or employee of the Corporation or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

   "Corporation" - means AmTrust Capital Corp., a
Delaware corporation.

   "Disinterested Person" - means any member of the Board of Directors of the Corporation who within the prior year has not been, and is not being, granted any awards related to the shares under this Plan or any other plan of the Corporation or any of its Affiliates except for awards which (i) are calculated in accordance with a formula as contemplated in paragraph (c)(2)(ii) of Rule 16b-3
("Rule 16b-3") under the Securities Exchange Act of
1934, as amended; (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or
(iii) arise from an election by a director to receive all or part of his board fees in securities.


   "ERISA" - means the Employee Retirement Income
Security Act of 1974, as amended.

   "Participant" - means any director, emeritus director, advisory director, executive officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

   "Plan" - means the Recognition and Retention
Plan of the Corporation.

   "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under
Section 3 hereof with respect to Restricted Stock awarded under the Plan.

   "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 3 hereof, so long as such restrictions are in effect.

   "Shares" - means the common stock, par value
$0.01 per share, of the Corporation.

   3.   Terms and Conditions of Restricted Stock.
The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs
(a) through (f) of this Section 3, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

(a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this
        Section 3, the Shares awarded as Restricted
        Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c) and (e) of this Section 3 and Section 4 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.
        Subject to compliance with applicable Office of Thrift Supervision Regulations, the
        Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)     If a Participant ceases to maintain Continuous
        Service for any reason (other than death or total or partial disability), all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, Restricted Stock then still subject to restrictions imposed by paragraph
        (a) of this Section 3 will be free of those restrictions in proportion to the portion of the restricted period which shall have elapsed at the time of such termination of Continuous
        Service.

(c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

           The transferability of this certificate
        and the shares of stock represented hereby are subject to the terms and conditions
        (including forfeiture) contained in the
        Recognition and Retention Plan of AmTrust
        Capital Corp. Copies of such Plan are on file in the offices of the Secretary of AmTrust Capital Corp., 20 West Fifth
        Street, Peru, Indiana  46970.

(d) At the time of any Award, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Restricted Stock
        Agreement").

(e)     At the time of an award of shares of
        Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portions thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 3 or (ii) the forfeiture of such shares under paragraph (b) of this Section 3, and shall be held by the Corporation for the account of the Participant until such time.
        In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

(f) At the expiration of the restrictions imposed by paragraph (a) of this Section 3, the Corporation shall redeliver to the Participant
        (or where the relevant provision of paragraph
        (b) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 3 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 3.

   4.   Adjustments Upon Changes in Capitalization.
In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.
Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in
Section 3 hereof.

   5. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

   6.   Administration.  The Plan shall be
administered by a Committee consisting of two or more members, each of whom shall be a Disinterested
Person. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The
Committee may maintain, and update from time to time as appropriate, a list designating selected direc-tors as Disinterested Persons. The purpose of such list shall be to evidence the status of such indi-viduals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested
Person, regardless of whether identified as such on said list.

   A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

   7.   Shares Subject to Plan.  Subject to
adjustment by the operation of Section 4 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 4% of the total
Shares issued in the Bank's conversion to stock form. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred. Any Award made pursuant to this Plan, which Award is subject to the requirements of Office of Thrift Supervision
Regulations, shall vest in five equal annual installments with the first installment vesting on the one year anniversary of the date of grant, except in the event of death or total or partial disability.

   In the event Office of Thrift Supervision
Regulations are amended (the "Amended Regulations") to permit shorter vesting periods, any Award made pursuant to this Plan, which Award is subject to the requirements of such Amended Regulations, may vest, at the sole discretion of the Committee, in accordance with such Amended Regulations.

   8. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be re-tained in the employ of the Corporation, the Bank or any Affiliate.

   9. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation may, in its sole discretion, withhold from any payment or distribution made under this Plan sufficient Shares or withhold sufficient cash to cover any applicable withholding and employment taxes. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

   10. Amendment or Termination.  The Board of
Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award previously made pursuant to the Plan.

   Notwithstanding anything in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934, as amended, such provisions may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

   11. Term of Plan. The Plan shall become effective upon its approval by the stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under
Section 10 hereof.

   12. Initial Grants. By, and simultaneously with, the approval of this Plan by the stockholders of the Corporation, each member of the Board of Directors of the Corporation at the time of the Bank's conversion to stock form who is not an Employee, is hereby granted an Award equal to .2% of the shares issued in the mutual to stock conversion of the Bank. Each such Award shall be evidenced by a Restricted Stock Agreement in a form approved by the Company and shall be subject in all respects to the terms and conditions of this Plan, which are controlling. All Awards of Restricted
Stock granted pursuant to this Section 12 shall be rounded down to the nearest whole share to the extent necessary to ensure that no shares of Restricted Stock representing fractional shares are issued. In addition, each Director elected subsequent to the Conversion shall be issued an Award equal to the fair market value of .2% of the common stock issued in the Conversion, subject to availability. Awards granted pursuant to this
Section 12 shall vest in five equal annual installments, with the first installment vesting on the one-year anniversary of the date of grant, subject to such Director maintaining Continuous
Service with the Corporation or its affiliates. In addition, no Plan Shares shall vest in any fiscal year in which the Bank fails to meet all of its fully phased-in capital requirements.

               AMTRUST CAPITAL CORP.

            RECOGNITION AND RETENTION PLAN

              RESTRICTED STOCK AGREEMENT

RS No. ___

   Shares of Restricted Stock are hereby awarded on October 23, 1995 by AmTrust Capital Corp. (the "Corporation"), to ________________________
(the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the AmTrust Capital Corp. Recognition and Retention Plan (the "Plan"):

   1. Share Award. The Corporation hereby awards the Grantee ______ shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

   2. Restrictions on Transfer and Restricted Period. During the period (the "Restricted Period") commencing on October 23, 1995 and terminating on October 23, 2000, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

   Except as set forth below, the Shares will vest at a rate of 20% of the initial award per year of Continuous Service (as defined in the Plan) commencing on October 23, 1996 pursuant to the following schedule:

                                                   Amount
                                                 of Initial
   Date of Vesting                              Award Vested

   October 23, 1996                                   20%
   October 23, 1997                                   20%
   October 23, 1998                                   20%
   October 23, 1999                                   20%
   October 23, 2000                                   20%

             Notwithstanding the foregoing, no Shares shall vest on any of the foregoing dates if as of the preceding fiscal year end, AmericanTrust Federal Savings Bank (the "Bank") is not in compliance with its fully phased-in capital requirements. Subject to the restrictions set forth in the Plan, the Committee referred to in Section 6 of the Plan or its successor (the "Committee") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

             3. Termination of Service. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) for any reason other than death or disability, all shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 2 above shall upon such termination of Continuous Service be forfeited to the Corporation. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) by reason of death or disability, the Shares then still subject to restrictions as provided in the Plan imposed by Section 2 will be free of those restrictions as provided in the Plan and shall not be forfeited.

             4. Certificates for the Shares. The Corporation shall issue five certificates in the name of the Grantee, each in respect of 20% of the Shares, and shall hold such certificates on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificates shall bear the following legend:

             The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of AmTrust Capital Corp. Copies of such Plan are on file in the offices of the Secretary of AmTrust Capital Corp., 20 West Fifth Street, Peru, Indiana 46970.

             The Grantee further agrees that simultaneously with the execution of this Agreement, the Grantee shall execute five stock powers in favor of the Corporation with respect to the Shares and that the Grantee shall promptly deliver such stock powers to the Corporation.

             5. Grantee's Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder. During the Restricted Period, the Grantee shall not himself vote such Shares as to which the Restricted Period has not yet lapsed or expired (the "Restricted Shares"). The Grantee hereby appoints a Trust Officer at First Bankers Trust Company, N.A. to vote all Restricted Shares, in his or her sole discretion, at any annual and special meetings of the stockholders of the Corporation and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments. The Grantee agrees that he shall from time to time appoint such other person or persons to vote the Restricted Shares as the Committee in its sole discretion may designate. The Grantee further agrees that with respect to Restricted Shares, he shall grant no proxy to vote such shares except pursuant to this Section 5 of this Agreement, nor shall he revoke any proxy granted pursuant to this Section 5 except with the consent of the Committee.

             Dividends, if any, paid on the Restricted Shares shall be held by the Corporation for the account of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Committee.

             6. Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to a portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to his legal representative) the certificate in respect of such shares and the related stock power held by the Corporation pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the legend provided for in Section 4 above.

           7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in
Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

             8. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation. The Corporation shall not be required to deliver any shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, Rule or regulation, as the Committee shall determine to be necessary or advisable.

           9. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

          10. Grantee Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as a director, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

           11. Withholding and Social Security Taxes. Upon the termination of the Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to withhold from the Grantee's compensation an amount sufficient to fulfill its or its Affiliate's obligations for any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares, or, in lieu thereof, to retain or sell without notice a sufficient number of Shares to cover the amount required to be withheld. The Corporation shall withhold from any cash dividends paid on the Restricted Stock an amount sufficient to cover taxes owed as a result of the dividend payment. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

           12. Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy thereof and of the attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY
THE CORPORATION, THE CORPORATION MAY REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

                                      AMTRUST CAPITAL CORP.


                                      By:
                                      Bruce M. Borst, President, and
                                      Chief Executive Officer

                                      ACCEPTED:



                                      (Street Address)


                                      (City, State & Zip Code)

                     STOCK POWER


   For value received, I hereby sell, assign, and transfer to AmTrust
Capital Corp. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No.          , and do hereby irrevocably
constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.







Dated:


In the presence of:

                     STOCK POWER


   For value received, I hereby sell, assign, and transfer to AmTrust
Capital Corp. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No.          , and do hereby irrevocably
constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.







Dated:


In the presence of:

                     STOCK POWER


   For value received, I hereby sell, assign, and transfer to AmTrust
Capital Corp. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No.          , and do hereby irrevocably
constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.









Dated:


In the presence of:

                     STOCK POWER


   For value received, I hereby sell, assign, and transfer to AmTrust
Capital Corp. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No.          , and do hereby irrevocably
constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.







Dated:


In the presence of:

                     STOCK POWER


   For value received, I hereby sell, assign, and transfer to AmTrust
Capital Corp. (the "Corporation") _____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No.         , and do hereby irrevocably
constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.






Dated:


In the presence of:

EXHIBIT 5

     [SILVER, FREEDMAN & TAFF, L.L.P. LETTERHEAD]

                  November 12, 1996



Board of Directors
AmTrust Capital Corp.
20 West Fifth Street
Peru, Indiana  46970

Members of the Board:

            We have acted as counsel to AmTrust
Capital Corp. (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the
"Registration Statement") relating to 23,202 shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), to be offered pursuant to the Recognition and Retention Plan of the Corporation
(the "Plan").

           In this connection, we have reviewed
originals or copies, certified or otherwise identified to our satisfaction, of the Plan and form of agreement thereto, the Corporation's Certificate of
Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

           Based upon the foregoing, it is our opinion that:

1.         The shares of Common Stock
           being so registered have been
           duly authorized.

2.         The shares of Common Stock to
           be offered by the Corporation
           will be, when and if issued,
           sold and paid for as
           contemplated by the Plan,
           legally issued, fully paid and
           non-assessable shares of Common
           Stock of the Corporation.

                  Very truly yours,

                   /s/ Silver, Freedman & Taff, L.L.P.

                  SILVER, FREEDMAN & TAFF, L.L.P.

EXHIBIT 23.1

     [SILVER, FREEDMAN & TAFF, L.L.P. LETTERHEAD]









                  November 12, 1996




Board of Directors
AmTrust Capital Corp.
20 West Fifth Street
Peru, Indiana  46970


Members of the Board:

           We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement and the reference to our firm in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                  Very truly yours,


                  /s/ Silver, Freedman & Taff, L.L.P.
                  SILVER, FREEDMAN & TAFF, L.L.P.

EXHIBIT 23.2

       [LETTERHEAD OF GEO S. OLIVE & CO., LLC]








           We consent to the incorporation by
reference in this Registration Statement on Form S-8 of AmTrust Capital Corp. (the "Company") of our report dated August 1, 1996 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's Annual Report on Form
10-KSB for the three years ended June 30, 1996 filed pursuant to the Securities Exchange Act of 1934.





GEO. S. OLIVE & CO., LLC


Indianapolis, Indiana
November 11, 1996